Exhibit 24.1

Power of Attorney

Each of the undersigned individuals do hereby constitute and appoint Trevor P. Bond, Thomas E. Zacharias, Susan C. Hyde and Paul Marcotrigiano, to be their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing), to sign any registration statement, or form, application, instrument or certificate required to be filed in connection with the REIT Conversion (as hereinafter defined) and/or the Merger (as hereinafter defined) (including, but not limited to, any amendment to any Form S-8 or Form S-3 filed by W. P. Carey & Co. LLC, a Delaware limited liability company (“W. P. Carey”) and/or W. P. Carey Inc., a Maryland corporation (“W. P. Carey Inc.,” and together with W. P. Carey, the “Company”), or any amendment to any other registration statement filed by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended) including any and all amendments to such registration statement, or form, application, instrument or certificate required to be filed in connection with the REIT Conversion and/or the Merger, and to file the same, with all exhibits therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. For purposes of this Power of Attorney, the “REIT Conversion” shall mean the merger of W. P. Carey with and into W. P. Carey Inc., with W. P. Carey Inc. succeeding to and continuing to operate the existing business of W. P. Carey. For purposes of this Power of Attorney, the “Merger” shall mean the merger, pursuant to which, Corporate Property Associates 15 Incorporated, a Maryland corporation, through a series of steps, will become an indirect subsidiary of W. P. Carey Inc.

Executed as of the 28th day of September, 2012.

Signature	Title	Date

/S/ Trevor P. Bond	Director	September 28, 2012
Trevor P. Bond

/S/ Mark J. DeCesaris	Director	September 28, 2012
Mark J. DeCesaris

/S/ Francis J. Carey	Director	September 28, 2012
Francis J. Carey

/S/ Nathaniel S. Coolidge	Director	September 28, 2012
Nathaniel S. Coolidge

/S/ Eberhard Faber, IV	Director	September 28, 2012
Eberhard Faber, IV

/S/ Benjamin H. Griswold, IV	Director	September 28, 2012
Benjamin H. Griswold, IV

/S/ Axel K.A. Hansing	Director	September 28, 2012
Axel K.A. Hansing

/S/ Richard C. Marston	Director	September 28, 2012
Richard C. Marston

/S/ Robert E. Mittelstaedt, Jr.	Director	September 28, 2012
Robert E. Mittelstaedt, Jr.

/S/ Charles E. Parente	Director	September 28, 2012
Charles E. Parente

/S/ Nick J.M. van Ommen	Director	September 28, 2012
Nick J.M. van Ommen

/S/ Karsten von Köller	Director	September 28, 2012
Karsten von Köller

/S/ Reginald Winssinger	Director	September 28, 2012
Reginald Winssinger